NEWS RELEASE

Current Technology’s Celevoke Appoints David L. Armstrong to its Board of Directors

VANCOUVER, British Columbia June 9, 2008 – Current Technology Corporation (OTCBB: CRTCF) today announced the appointment of David L. Armstrong to the Board of Directors of its 51% owned, Texas - based subsidiary Celevoke, Inc. (“Celevoke”).  Mr. Chuck Allen, Celevoke’s CEO stated, “The addition of Mr. Armstrong to our Board is consistent with Celevoke’s commitment to utilizing world class industry experienced leadership to support our rapid international growth.”

Mr. Armstrong has over two decades of private equity investment and operational experience and is a seasoned industry operator and investor with over 10 years of experience in the GPS asset tracking and management industry. Mr. Armstrong is an active private equity investor focusing on early stage niche companies. In this role, he assists companies in operational oversight, strategic planning, building management teams, fund-raising, business development, strategic partnerships, mergers and acquisitions. He has held multiple executive positions including CEO, President, Chief Financial Officer, and as an active Director and Chairman.

In 1999, Mr. Armstrong invested in and took controlling interest in UpLink Corporation, a GPS asset tracking company in Austin, Texas. UpLink is a niche GPS solutions provider that engineers its own hardware and software applications for real time asset management and tracking.  UpLink has application experience in military security as well as its primary GPS application - golf courses management solutions. An example of their unique development expertise is the integration of the GPS system with Club Car’s (a division of Ingersoll Rand) golf cart allowing real time monitoring of the performance and control of the golf cart. Mr. Armstrong has evaluated, consulted with, and invested in a variety of domestic and international companies that incorporate the use of GPS within their asset tracking, monitoring and management applications, including: heavy equipment, containers, airport solutions, golf course management solutions, cars, fleets, and humans.

Current Technology CEO, Robert Kramer said, “David Armstrong has been intimately involved in driving GPS asset tracking companies from start-up through acquisition and has experience in product engineering, software solutions, business development, sales, production, customer service, fund raising, and has had executive operational, investor, and Director roles. He is an important addition to our team.”

Mr. Armstrong stated, “I am honored  to join the Celevoke Board and to support the implementation for the world class management team that will execute on Celevoke’s operational and financial vision.”  He resides in Austin Texas, is an active investor and director with a variety of privately held companies as well as his non-profit activities, including a Director of The Center for Teacher Renewal.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. In 2005, Celevoke acquired the assets of San Francisco based Televoke, Inc.; a telematics pioneer backed by Softbank Venture Capital, Cardinal Venture Capital, W.I. Harper Group and others, representing more than $15 million in funding. These assets provided the foundation for Celevoke’s development of patented technology utilized today by Celevoke’s many clients.

 Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696